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                                                                   EXHIBIT 10.18


                       LIFETIME CONSULTING & NON-COMPETION
                                    AGREEMENT

THIS AGREEMENT is made and entered into this First day of March, 2002 between Office Depot, Inc., a Delaware corporation (the "COMPANY"), and Irwin Helford ("Consultant").

         a. Consultant has been an employee and director of Viking Office Products, Inc., a California corporation ("VIKING"), and a Director of the Company, through and including the date hereof, on which date Consultant has resigned from his positions as a Board member and/or employee of Viking.

         b. Consultant shall continue to serve as a Director of the Company through and including April 25, 2002, the date of the Company's Annual Meeting.

         c. Consultant and the Company have agreed to enter into this Lifetime Consulting Agreement, to ensure that the many years of knowledge and experience of Consultant shall remain available to the Company (including Viking) for the natural lifetime of Consultant.

         d. Consultant also has previously granted to the Company a lifetime license to use his name and likeness in advertising, catalogs and similar commercial communications, which license shall remain in full force and effect.

         e. Consultant and the Company desire by this Agreement to set forth certain understandings between them regarding such consulting relationship.

Now therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CONSULTING RELATIONSHIP. Consultant has on today's date (the "EFFECTIVE DATE") has resigned from his positions as a director and employee of Viking and from all positions of any nature whatever with either the Company or any affiliate of the Company, except for his position as a Director of the Company, which position he shall continue to occupy until April 25, 2002, the date of the Company's 2002 Annual Meeting. From and after the Effective Date, Consultant shall make himself available to serve as a consultant to the Chairman and CEO of Company as herein set forth.

2. POSITION AND DUTIES. During the Term of this Agreement (which shall extend for the natural lifetime of Consultant), Consultant shall make himself available at reasonable times and places, for reasonable durations, to serve as a consultant to the Chairman and CEO of Company, available to consult with such Chairman and CEO and provide such advisory services as are mutually agreed upon by Consultant and the Chairman and CEO of Company. Consultant shall be free to serve as (i) a



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         director or officer of any non-profit organization including trade, civic, educational or charitable organizations, or (ii) a director, owner, employee or consultant of any other corporation which is not competing with the Company or any of its Subsidiaries in the office product and office supply industry so long as such duties do not materially interfere with the performance of Consultant's duties or responsibilities under this Agreement or reflect badly on the Company. Consultant shall perform Consultant's duties and responsibilities under this Agreement to the best of Consultant's abilities in a diligent, trustworthy, businesslike and efficient manner.

         In the event at any time during the Term, the Chairman and CEO of the Company is anyone other than Bruce Nelson, then Consultant shall not be required to provide more than one day of consulting services per year in order to keep this Agreement in full force and effect.

         For purposes of this Agreement, "SUBSIDIARIES" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries, including, without limitation, Viking.

         3.       CONSIDERATION.

         (a) In consideration of his services to be rendered, and the non-competition provisions hereinbelow set forth, Consultant is hereby granted by the Company lifetime medical benefits, as more full set forth on ATTACHMENT A hereto.

         (b) Consultant shall have a period of ninety (90) days following April 25, 2002 in which to exercise any and all of his vested stock options, which date is July 24, 2002 . There shall be no further vesting of unvested stock options during such period; nor shall Consultant be entitled to the grant of any additional stock options by the Company.

         (c) In consideration of the existing lifetime license to use Consultant's name and likeness as set forth in said license, the Company agrees to reimburse Consultant for maintaining electronic security at Consultant's residence, unless and until the Company elects to discontinue use of Consultant's name and likeness, in which event the Company shall provide Consultant ninety (90) days' written notice before discontinuing reimbursement for such electronic security at Consultant's residence.

         (d) Consultant shall not receive any other salary, bonus or other remuneration from Company during the Term of this Agreement other then the lifetime medical benefits referred to in subsection 3(a) above, and his compensation as a Director of the Company through and including April 25, 2002.



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         (e)      Company shall reimburse Consultant for any reasonable and
                  necessary business expenses incurred by him in the course of performing his duties under this Agreement, in accordance with the Company's policies in effect from time to time, subject to the Company's reasonable requirements with respect to reporting and documentation of such expenses.

         4.       TERM.

         (a) The Term of this Agreement is for the natural lifetime of Consultant, unless terminated as set forth here.

         (b) The Term shall end (A) upon Consultant's death, (B) upon the mutual agreement of the Company and Consultant, (C) by the Company's termination of this Agreement for Cause (as defined below) or (D) by Consultant's termination of this Agreement for Good Reason (as defined below).

         (c) If the Agreement is terminated by the Company for Cause or by Consultant without Good Reason, Consultant shall thereupon lose all further consulting fees and benefits hereunder.

         (d) If the Agreement is terminated upon Consultant's death, all remuneration and/or benefits provided hereunder shall terminate and cease on the last day of the month in which his death occurs.

         (e) If the Agreement is terminated by Consultant for Good Reason, then his remuneration and benefits shall continue for his natural lifetime.

         (f) For purposes of this Agreement, "CAUSE" shall mean any action by Consultant from and after the date hereof, which in the good faith opinion of the Chairman and CEO of Company or the Board of Directors ("Board") of the Company violates any provision of this Agreement.

         (g) For purposes of this Agreement, "GOOD REASON" shall mean a material breach by the Company of a material provision of this Agreement which has not been cured by the Company within thirty (30) days after written notice of noncompliance has been given by Consultant to the Company.

         5. CONFIDENTIAL INFORMATION. Consultant acknowledges that the information, observations and data obtained by Consultant while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any other Subsidiary ("CONFIDENTIAL INFORMATION") are the property of the Company or such Subsidiary. Therefore, Consultant agrees that Consultant shall not disclose to any unauthorized person or use for Consultant's own purposes any Confidential Information without the prior written consent of the CEO, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant's acts or



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omissions. Consultant shall deliver to the Company as soon as practicable after the Effective Date hereof, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) in any form or medium relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which Consultant may then possess or have under Consultant's control. The provisions of this paragraph 5 shall survive the termination of this Agreement for an unlimited period of time.

         6. INVENTIONS AND PATENTS; CONSULTANT'S LIKENESS AND NAME. Consultant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and that are conceived, developed or made by Consultant while employed by the Company and its Subsidiaries ("WORK PRODUCT") belong to the Company or such Subsidiary. Consultant shall promptly disclose such Work Product to the CEO and perform all actions reasonably requested by the CEO to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). In addition, Consultant acknowledges that the exclusive use of his likeness and name in business or commerce shall continue to belong exclusively to the Company for the remainder of Consultant's natural life.

         7.       NON-COMPETE, NON-SOLICITATION.


         (a) Consultant acknowledges that during the course of Consultant's employment with Viking he has, and in the course of Consultant's employment with the Company he has become familiar with the trade secrets of Viking and the Company and with other Confidential Information concerning Viking, the Company and its other Subsidiaries and that Consultant's services have been and shall continue to be of special, unique and extraordinary value to Viking, the Company and its other Subsidiaries. Therefore, in consideration of the payments to Consultant of the sums set forth in this Agreement, Consultant agrees that during his lifetime, he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business on behalf of or in concert with any key competitor of the Company, including without limitation the following companies (or any affiliates of any such companies), each of which are considered to be key competitors of the Company (collectively, the "COMPETITORS"): Staples; Boise-Cascade; BT Office Products; Office Max; P.P.R. and Lyreco or with any other company which engages or decides to engage in business competitive with the Company, including without limitation such companies as Wal-Mart, Target Stores or any Internet or other direct mail or direct marketing company engaged as a significant part of its business in the sale of business or office products. Nothing herein shall prohibit Consultant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, including any Competitor, so long as Consultant has no active participation in the business of such corporation. Except as provided in this Agreement, there shall be no restrictions upon Consultant's employment or services.



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         (b) During the Term, Consultant shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Term or the Noncompete Period or (iii) on behalf of or for the benefit of any Competitor, induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries). The Company agrees to use its best efforts to cause its Consultant officers and the Consultant officers of Viking not to make any negative statements or communications about Consultant.

         (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Consultant acknowledges that he has carefully read and considered the provisions of this paragraph 7 and, having done so, agrees that the restrictions set forth herein (including but not limited to the time periods of restriction and the geographical areas of restriction) are fair and reasonable and are reasonably required to protect the interests of the Company, its Subsidiaries and its stockholders.

         (d) In the event of the breach or a threatened breach by Consultant of any of the provisions of this paragraph 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Consultant of this paragraph 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

         (e) The parties hereto acknowledge that, except as otherwise agreed to by Consultant and the Company, any taxes that may be due and owing with respect to the payments to Consultant hereunder shall be the sole responsibility of Consultant, and Consultant hereby agrees to indemnify and hold Company harmless if any such taxes are not paid.

         8. CONSULTANT'S REPRESENTATIONS. Consultant hereby represents that upon the execution and delivery of this Agreement by the Company and by him, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms. Consultant hereby acknowledges and represents that Consultant has had an opportunity to consult with independent legal counsel regarding Consultant's rights and obligations under this Agreement and that Consultant fully understands the terms and conditions contained herein.



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         9. SURVIVAL. Paragraphs 5, 6 and 7 and paragraphs 9 through 18 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Term.

         10. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  NOTICES TO CONSULTANT:

                  Irwin Helford
                  27 Crest Road West
                  Rolling Hills, CA 90274

                  NOTICES TO THE COMPANY:

                  Office Depot, Inc.
                  2200 Old Germantown Road
                  Delray Beach, Florida 33445
                  Attention:  Chairman and CEO

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

         11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. COMPLETE AGREEMENT. This Agreement and those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         13. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.



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         14. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party(ies); provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

         15. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Consultant, the Company and their respective heirs, successors and assigns, except that Consultant may not assign Consultant's rights or delegate Consultant's obligations hereunder without the prior written consent of the Company.

         16. CHOICE OF LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         17. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

           18. ARBITRATION. Any controversy which may arise between Consultant and the Company with respect to the construction, interpretation or application of any of the terms, provisions or conditions of this agreement or any monetary claim arising from or relating to this agreement will be submitted to final and binding arbitration in West Palm Beach, Florida, in accordance with the rules of the American Arbitration Association then in effect.

         19. INCORPORATION OF ATTACHMENTS BY REFERENCE. The attachments to this Agreement are incorporated by reference and made a part hereof as if set forth at length herein.

                                     * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OFFICE DEPOT, INC.                                   IRWIN HELFORD


By:                                                  x
   -------------------------                          --------------------------
Name:
     ----------------------
Its:
     ----------------------



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                                  ATTACHMENT A

1. HEALTH INSURANCE. Provided this Agreement has not been terminated by Consultant without Good Reason or by the Company for Cause, Consultant and his eligible dependents shall be entitled to health insurance coverage comparable to the health insurance Consultant and his eligible dependents have received during the period of his prior employment with Viking and Office Depot for the Term of this Agreement and ending at the end of Consultant's natural life and for his spouse on the date of this agreement for a period ending at the end of her natural life (provided she survives Consultant). In the event this Agreement should be terminated by the Company without Cause or by the Consultant for Good Reason, such benefits shall continue as provided herein as if such termination had not occurred. Such health insurance may be under the terms of the existing policy of insurance provided to Consultant or pursuant to any other insurance plan selected by the Company which provides comparable coverage and benefits. As and to the extent Consultant is eligible for coverage under the Medicare system of the federal government (or any of his dependents is so eligible), this benefit may take the form of the Company's providing either a policy of Medigap insurance sufficient to provide to Consultant a comparable level of medical insurance to that provided during his tenure with the Company or payments to Consultant to reimburse him for the reasonable costs of such coverage.


2. NO OTHER BENEFITS. Consultant shall otherwise receive none of the benefits to which he may formerly have been entitled as an employee of Viking, including without limitation, automobile allowance, tax and financial planning, participation in other health and welfare plans, if any.